Exhibit 99.1

FLUIDIGM REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND FISCAL YEAR 2010

Q4 Revenue Up 36%; Full Year Revenue Up 32%

SOUTH SAN FRANCISCO, Calif. - Mar. 9, 2011 – Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the fourth quarter and full year ended December 31, 2010.

Total revenue for the fourth quarter of 2010 was $10.4 million, an increase of 36% from $7.6 million in the fourth quarter of 2009. Product revenue for the fourth quarter of 2010 was $9.6 million, an increase of 32% from $7.2 million in the fourth quarter of 2009. Net loss for the quarter was $3.1 million as compared to a $3.4 million net loss in the prior year quarter. Non-GAAP net loss for the fourth quarter of 2010 was $1.2 million as compared to $2.2 million for the fourth quarter of 2009. Non-GAAP net loss excludes stock-based compensation expense and certain other charges (see accompanying table for reconciliation of GAAP and non-GAAP measures).

For the full year, total revenue increased by 32% to $33.6 million compared to $25.4 million in 2009. Product revenue for the full year increased by 29% to $30.5 million compared to $23.6 million in 2009. Full year net loss was $16.9 million compared to a net loss of $19.1 million in 2009. Non-GAAP net loss for the full year 2010 was $11.2 million. Non-GAAP net loss for the full year 2009 was $13.9 million (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“Our top line revenue growth and continued margin improvement in the quarter capped off a great year. This gives us a solid financial footing as we move into our new life as a public company,” stated Gajus Worthington, Fluidigm CEO and president. “With the substantial cash raised in our recent IPO, we are in a great position to support new and existing customers with the passion and thoroughness we’re known for, and to make our enabling products more available worldwide.”

Additional Financial Highlights

•	Product margin increased to 62% in 2010 from 51% in 2009, due principally to lower instrument material costs, higher chip capacity utilization and higher chip yields and product mix.

•	Instrument/consumable mix was 68% and 32%, respectively, for the full year 2010 compared to 73% and 27% in 2009.

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Total revenue for 2010 includes approximately $1.6 million from upfront and milestone payments related to a collaboration agreement with Novartis for the development of in-vitro diagnostics applications, initially for non-invasive pre-natal diagnostics.

•	Research and development expense was $13.0 million in 2010 compared to $12.3 million in 2009, an increase of 6%.

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Selling, general and administrative expense was $23.5 million in 2010 compared to $19.6 million in 2009, an increase of 20%, reflecting the expansion of the Company’s sales and marketing infrastructure.

Business Highlights

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Fluidigm successfully completed its initial public offering and then began trading on NASDAQ under the symbol “FLDM” on February 10, 2011. The Company received net proceeds of approximately $80.3 million from the initial public offering, including proceeds from the underwriter overallotment option, net of underwriting discounts and commissions, and before estimated offering costs. Following receipt of the proceeds, the Company paid approximately $5.0 million to retire promissory notes that matured upon the closing of the public offering.

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In early February 2011, Fluidigm introduced its most advanced genomic analysis system, the BioMark™ HD Real-Time PCR System, providing sensitivity and throughput for studying gene expression down to the single cell level. The BioMark HD System is built on a high-throughput platform that delivers exceptional data quality and experimental flexibility, along with reduced sample-to-results times in a streamlined workflow.

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Throughout the year, Fluidigm announced several agreements with companies to promote and purchase Access Array™ technology as a key sample preparation system for targeted resequencing applications. Among these accords were a co-marketing agreement signed with Roche 454, a leader in the DNA sequencing market, and purchases by MLL Munich Leukemia Laboratory, IMGM Laboratories, Leiden University, and the National Cancer Institute.

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Also in 2010, Fluidigm introduced the world’s first reusable bio-chip for the commercial market - the FR 48.48 Dynamic Array™ integrated fluidic circuit - and launched the FC1™ Cycler designed to reduce the thermal cycling time by a factor of three when compared with the Company’s previous products. Together these products dramatically lower SNP genotyping costs and support accelerated sample throughput.

Financial Outlook

The Company currently expects full year 2011 product revenue to grow 25%-27% from full year 2010 product revenue of $30.5 million. The Company expects collaboration and grant revenue to range between $2.0 million and $3.0 million for the full year 2011. Historically, Fluidigm’s product revenues have tended to be lowest in the first quarter and highest in the fourth quarter, reflecting numerous factors, including, among others, seasonal variations in customer operations and customer budget and capital spending cycles.

Statement Regarding Use of Non-GAAP Financial Information

The Company presents certain financial information in accordance with GAAP and also on a non-GAAP basis for the fourth quarter and full year 2010 and 2009. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the Company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under U.S. GAAP. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to current estimates of 2011 revenues, our financial condition and ability to expand our business and support customers on a worldwide basis, and factors affecting quarter to quarter fluctuations in our revenues. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Reported historic results should not be considered as an indication of future performance. Factors that could materially affect future results include, but are not limited to, risks relating to market acceptance of our products, the potential for quarterly variations in our operating results, our ability to successfully launch new products and applications, competition in our primary markets, variability in our sales cycle, our need to expand our sales, marketing and distribution capabilities, costs associated with our planned sales and research and development activities, risk associated with international operations, and our ability to attract and retain technical support personnel. Information on these and other risks can be found under the caption “Risk Factors” in our Registration Statement on Form S-1 as declared effective on February 9, 2011 and filed with the Securities and Exchange Commission. These forward- looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements. Additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results will be contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and Fluidigm’s other filings with the Securities and Exchange Commission.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including chips and reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems, including eight different commercial chips, to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies. For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, BioMark, Access Array, Dynamic Array, Digital Array, FC1, Topaz, and NanoFlex are trademarks or registered trademarks of Fluidigm Corporation

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$5,723	$14,602
Accounts receivable	8,100	8,690
Inventories	4,893	3,945
Prepaid expenses and other current assets	2,165	1,246

Total current assets	20,881	28,483
Property and equipment, net	2,328	1,930
Other non-current assets	1,592	1,740

Total assets	$24,801	$32,153

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,155	$2,224
Accrued compensation and related benefits	1,904	1,343
Other accrued liabilities	3,379	2,188
Deferred revenue, current portion	1,336	758
Long-term debt, current portion	4,561	—
Line of credit	3,125	—
Convertible preferred stock warrants	1,052	616

Total current liabilities	18,512	7,129
Long-term debt, net of current portion	10,139	14,461
Other non-current liabilities	767	337

Total liabilities	29,418	21,927
Convertible preferred stock	184,550	183,845
Total stockholders’ deficit	(189,167)	(173,619)

Total liabilities, convertible preferred stock and stockholders’ deficit	$24,801	$32,153

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenue:
Instruments	$6,677	$4,796	$20,708	$17,318
Consumables	2,902	2,434	9,754	6,281

Product revenue	9,579	7,230	30,462	23,599
Grant and other revenue	776	393	3,098	1,813

Total revenue	10,355	7,623	33,560	25,412
Costs and expenses:
Cost of product revenue	3,582	3,082	11,581	11,486
Research and development	2,909	3,067	13,007	12,315
Selling, general and administrative	5,874	5,261	23,545	19,648

Total costs and expenses	12,365	11,410	48,133	43,449

Loss from operations	(2,010)	(3,787)	(14,573)	(18,037)
Interest expense	(538)	(1,027)	(2,158)	(2,876)
Loss from changes in the fair value of convertible preferred stock warrants, net	(655)	(314)	(445)	(135)
Other income, net	65	1,647	357	1,870

Loss before income taxes	(3,138)	(3,481)	(16,819)	(19,178)
Benefit from (provision for) income taxes	60	53	(83)	50

Net loss	$(3,078)	$(3,428)	$(16,902)	$(19,128)

Net loss per share of common stock, basic and diluted (1)	$(1.59)	$(1.86)	$(8.94)	$(11.02)

Shares used in computing net loss per share of common stock, basic and diluted (1)	1,935	1,846	1,890	1,736

(1)	Shares used in computing net loss per share of common stock exclude the effect of conversion of convertible preferred stock upon the initial public offering of the Company’s common stock on February 10, 2011.

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31, 2010	December 31, 2009
Net loss	$(16,902)	$(19,128)
Depreciation and amortization	1,140	1,632
Stock-based compensation expense	1,586	2,111
Other non-cash items, net	799	(1,461)
Changes in assets and liabilities, net	1,869	(2,667)

Net cash used in operating activities	(11,508)	(19,513)
Net cash used in investing activities	(1,333)	(688)
Net cash provided by financing activities	3,797	16,939
Effect of exchange rate changes on cash and cash equivalents	165	68

Net decrease in cash and cash equivalents	(8,879)	(3,194)
Cash and cash equivalents at beginning of year	14,602	17,796

Cash and cash equivalents at end of year	$5,723	$14,602

FLUIDIGM CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (1)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net loss (GAAP)	$(3,078)	$(3,428)	$(16,902)	$(19,128)
Stock-based compensation expense	321	878	1,586	2,111
Depreciation and amortization	341	771	1,504	1,940
Interest expense	538	1,027	2,158	2,876
Change in the fair value of convertible preferred stock warrants	655	314	445	135
Gain from sublicense of technology	—	(1,807)	—	(1,807)

Net loss (Non-GAAP)	(1,223)	(2,245)	(11,209)	(13,873)

Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	$1,935	$1,846	$1,890	$1,736

Net loss per share - basic and diluted (GAAP)	$(1.59)	$(1.86)	$(8.94)	$(11.02)

Net loss per share - basic and diluted (Non-GAAP)	$(0.63)	$(1.22)	$(5.93)	$(7.99)

(1)	The Company reports non-GAAP results which exclude stock-based compensation expense, depreciation of property and equipment, amortization of long-term debt discount, interest expense related to long-term debt and remeasurement adjustment for convertible preferred stock warrant fair value. The gain from sublicense of technology includes the net estimated fair value of the sub-licensee’s preferred stock received in exchange for the grant of certain intellectual property and sale of the Company’s convertible preferred stock to the sub-licensee at a premium over the then estimated fair value of the Company’s convertible preferred stock.

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CONTACT:

Howard High - Press

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com

William (Bill) Craumer – Investors

Fluidigm Corporation

650.266.6188

bill.craumer@fluidigm.com